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                                                                     EXHIBIT 12


                                 AMR CORPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (IN MILLIONS)

                                                                  Three Months Ended March 31,
                                                                  ----------------------------
                                                                      2001            2000
                                                                  ----------       -----------
Earnings:
   Earnings (loss) from continuing operations before
   income taxes                                                      $ (57)          $ 157

   Add:  Total fixed charges (per below)                               332             328

   Less:  Interest capitalized                                          41              38
                                                                     -----           -----
      Total earnings                                                 $ 234           $ 447
                                                                     =====           =====

Fixed charges:
   Interest                                                          $ 114           $ 115

   Portion on rental expense representative of the interest factor     212             209

   Amortization of debt expense                                          6               4
                                                                     -----           -----
      Total fixed charges                                            $ 332           $ 328
                                                                     =====           =====

Ratio of earnings to fixed charges                                      --            1.36
                                                                     =====           =====

Coverage deficiency                                                  $  98              --
                                                                     =====           =====